SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): April 22, 2004

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices including zip code)

(303) 837-1661
(Registrant's telephone number)

Item 5.    Other Events and Regulation FD Disclosure.

        On April 22, 2004, the Company’s operating subsidiary, Whiting Oil and Gas Corporation, entered into a Fourth Amendment to the Credit Agreement, dated December 20, 2002, among Whiting Oil and Gas Corporation, the financial institutions listed therein, Bank One, NA, as Administrative Agent, and Wachovia Bank, N.A., as Syndication Agent (the “Fourth Amendment”). A copy of the Fourth Amendment is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

        On April 23, 2004, Whiting Petroleum Corporation (the “Company”) issued a press release announcing its intention to sell up to $150 million aggregate principal amount of its senior subordinated notes due 2012 in a private placement in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 135c under the Securities Act, the Company is filing a copy of such press release as Exhibit 99.2 hereto, which is incorporated by reference herein.

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Fourth Amendment to Credit Agreement, dated as of April 22, 2004, among Whiting Oil and Gas Corporation, Bank One, NA, as Administrative Agent, and the financial institutions party thereto.

(99.2)	Press Release of Whiting Petroleum Corporation dated April 23, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: April 23, 2004	By: /s/ James J. Volker
James J. Volker
Chairman, President and
Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description

(99.1)	Fourth Amendment to Credit Agreement, dated as of April 22, 2004, among Whiting Oil and Gas Corporation, Bank One, NA, as Administrative Agent, and the financial institutions party thereto.

(99.2)	Press Release of Whiting Petroleum Corporation, dated April 23, 2004.